UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported) February 19, 2019

Commission File Number	Registrant, State of Incorporation, Address and Telephone Number	I.R.S. Employer Identification No.

1-8809	SCANA Corporation (a South Carolina corporation)	57-0784499

1-3375	South Carolina Electric & Gas Company (a South Carolina corporation) 100 SCANA Parkway, Cayce, South Carolina 29033 (803) 217-9000	57-0248695

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging growth company    ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.    ☐

Item 8.01	Other Events

On February 19, 2019, SCANA Corporation (“SCANA”) and South Carolina Electric & Gas Company (“SCE&G”) issued a joint press release announcing the commencement of tender offers to purchase for cash (the “Offers”):

(i)	any and all of SCE&G’s 3.500% First Mortgage Bonds due 2021, 4.100% First Mortgage Bonds due 2046 and 4.500% First Mortgage Bonds due 2064 (the “SCE&G Any and All Offer”),

(ii)

an amount of SCE&G’s 4.350% First Mortgage Bonds due 2042, 4.250% First Mortgage Bonds due 2028, 4.600% First Mortgage Bonds due 2043, 5.250% First Mortgage Bonds due 2035, 5.500% First Mortgage Bonds due 2039, 5.800% First Mortgage Bonds due 2033, 5.300% First Mortgage Bonds due 2033, 5.450% First Mortgage Bonds due 2041 and 5.100% First Mortgage Bonds due 2065 having an aggregate purchase price of up to the SCE&G Waterfall Cap (as defined below), and

(iii)

an amount of SCANA’s 6.250% Medium Term Notes due 2020, 4.750% Medium Term Notes due 2021 and 4.125% Medium Term Notes due 2022 having an aggregate purchase price of up to the SCANA Offer Cap (as defined below).

The SCE&G Waterfall Cap is $1,200,000,000 less the aggregate purchase price payable with respect to the bonds purchased by SCE&G in the SCE&G Any and All Offer.

The SCANA Offer Cap is $300,000,000.

The Offers are being made solely pursuant to an offer to purchase dated February 19, 2019, which sets forth the terms and conditions of the Offers.

A copy of the press release announcing the Offers is attached as Exhibit 99.1 to this Current Report on Form 8-K and is hereby incorporated by reference herein.

Item 9.01.	Financial Statements and Exhibits

Exhibits

99.1	Joint press release dated February 19, 2019.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, each of the registrants has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized. The signature of each registrant shall be deemed to relate only to disclosures provided on behalf of such registrant.

SCANA CORPORATION SOUTH CAROLINA ELECTRIC & GAS COMPANY Registrants

/s/ James R. Chapman
James R. Chapman
Executive Vice President and Chief Financial Officer

Date: February 19, 2019